Exhibit 10.1

FORM OF NON-REDEMPTION AGREEMENT

This NON-REDEMPTION AGREEMENT (this “Agreement”), dated as of May 1, 2026, is made by and among GigCapital7 Corp., a Cayman Islands exempted company (the “Company”), and the Investor (as defined below).

WHEREAS, the Company is a special purpose acquisition company whose Class A ordinary shares, par value $0.0001 per share (“Ordinary Shares”), are traded on the Nasdaq Stock Market LLC under the trading symbol “GIG”;

WHEREAS, the Company, Hadron Energy, Inc., a Delaware corporation (“Hadron Energy”), and MMR Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), have entered into a Business Combination Agreement, dated as of September 27, 2025, as amended by the First Amendment to Business Combination Agreement, dated as of December 12, 2025 and as further amended by the Second Amendment to Business Combination Agreement, dated as of April 16, 2026 (as may be further amended from time to time, the “Transaction Agreement”);

WHEREAS, the Company and the Investor named on the signature page hereto, on behalf of certain funds, investors, entities or accounts that are managed, sponsored or advised by the Investor or its affiliates (collectively, the “Investor”) is entering into this Agreement in anticipation of the closing of the business combination contemplated by the Transaction Agreement;

WHEREAS, prior to or concurrent with the execution of this Agreement, the Company may enter into other non-redemption agreements with substantially similar terms with other shareholders of the Company (such non-redemption agreements, “Other Non-Redemption Agreements”, and such other shareholders of the Company, “Other Investors”), which, together with this Agreement, mandate the non-redemption of other Ordinary Shares;

WHEREAS, as of the date hereof in respect of the Ordinary Shares, the Investor has voting and investment power over the number of Ordinary Shares set out in Exhibit A (the “Investor Shares”). For the avoidance of doubt, the Investor may have voting and investment power over additional Ordinary Shares (such shares, “Non-Investor Shares”) which will not be subject to this Agreement;

WHEREAS, pursuant to the Company’s Amended and Restated Memorandum and Articles of Association, dated as of August 28, 2024 (the “Cayman Constitutional Documents”), public shareholders of the Company have the right to require that the Company redeem, upon the Closing, Ordinary Shares held by them in connection with the Business Combination, for the Redemption Price (as defined in the Cayman Constitutional Documents), representing the right to receive their pro rata portion of the funds currently in the Company’s trust account, to the extent such shareholders exercise such redemption right (“redemption rights”), and in its capacity as a holder of Ordinary Shares, the Investor has redemption rights with respect to the Investor Shares as well as any additional Ordinary Shares that the Investor acquires prior to the Redemption Deadline (as such term is defined below);

WHEREAS, the Company has filed a proxy statement/prospectus in a registration statement on Form S-4 (as amended or supplemented from time to time, the “Business Combination Registration Statement”), which was declared effective on April 15, 2026 and set forth 5:00 p.m., Eastern Time, on May 5, 2026 as the deadline for submission of a written request to exercise the redemption rights of public Ordinary Shares as provided for in accordance with the Cayman Constitutional Documents (the “Redemption Deadline”) and provided notice of the extraordinary general meeting of shareholders of the Company (the “Meeting”) to approve the Business Combination;

WHEREAS, pursuant to the terms of this Agreement, the Investor desires to agree to not exercise such redemption rights with respect to the Investor Shares and any Recycled Shares (as defined below) purchased by the Investor up to a total of [•] Ordinary Shares including the Investor Shares and any Recycled Shares;

WHEREAS, all capitalized terms used but not defined herein shall have the respective meanings specified in the Transaction Agreement.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the parties agree as follows:

1. Non-Redemption Agreement. Subject to the conditions set forth in this Agreement, the Investor hereby irrevocably and unconditionally agrees that it will not elect to redeem or otherwise tender or submit for redemption any of the Investor Shares and waives all redemption rights with respect to the Investor Shares. In addition, the Investor hereby (a) irrevocably and unconditionally agrees that it will not elect to redeem or otherwise tender or submit for redemption any Ordinary Shares purchased by the Investor from third parties (other than the Company) through a broker in the open market (other than through the Company) following the date hereof and prior to the Redemption Deadline and waives all redemption rights with respect to such shares, and (b) agrees that, to the extent the Investor purchases Ordinary Shares from third parties (other than the Company) through a broker in the open market (other than through the Company) after the Redemption Deadline, then the third party from whom the Investor purchased such shares shall have submitted a written reversal of any redemption request such third party previously submitted to Continental Stock Transfer and Trust Company prior to the Redemption Deadline, which has been confirmed by the Company (such shares described in the foregoing clauses (a) and (b), the “Recycled Shares” and together with the Investor Shares, the “Non-Redemption Shares”). The aggregate number of Non-Redemption Shares subject to this Agreement shall not exceed [•] Ordinary Shares.

2. [Reserved].

3. Restrictions. From the date of this Agreement until such time as the Investor has irrevocably rescinded or reversed any previously given redemption instruction with respect to the Non-Redemption Shares, the Investor hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, will offer for sale, sell or otherwise dispose of (including by gift, merger, tendering into any tender offer or exchange offer or otherwise) any Non-Redemption Shares (collectively, a “Transfer”); provided, that, Transfers by Investor are permitted to an affiliate of Investor only if, as a precondition to such Transfer, the transferee also agrees in a writing, reasonably satisfactory in form and substance to the Company, to assume all of the obligations of Investor under, and be bound by all of the terms of, this Agreement.

4. Representations and Warranties. Each of the parties hereto represents and warrants to the other party that: (a) it is a validly existing company, partnership or corporation, in good standing under the laws of the jurisdiction of its formation or incorporation; (b) this Agreement constitutes a valid and legally binding obligation on it in accordance with its terms, subject to laws relating to bankruptcy, insolvency and relief of debtors, and laws governing specific performance, injunctive relief and other equitable remedies; (c) the execution, delivery and performance of this Agreement by it has been duly authorized by all necessary corporate action, and (d) the execution, delivery and performance of this Agreement will not result in a violation of its Memorandum and Articles of Association or Certificate of Incorporation, as applicable, or conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement or instrument to which it is a party or by which it is bound. The Investor represents and warrants to the Company, that, as of the date hereof, (i) the Investor beneficially owns not less than the number of Ordinary Shares set forth opposite the Investor’s name on Exhibit A hereto and (ii) all such Ordinary Shares are otherwise currently entitled to be redeemed.

5. Additional Covenants. The Investor hereby covenants and agrees that, except for this Agreement, the Investor shall not, at any time while this Agreement remains in effect, (i) enter into any voting agreement or voting trust with respect to the Non-Redemption Shares (or any securities received in exchange therefore) inconsistent with Investor’s obligations pursuant to this Agreement, (ii) grant a proxy, a consent or power of attorney with respect to the Non-Redemption Shares (or any securities received in exchange therefore), (iii) enter into any agreement or take any action that would make any representation or warranty of Investor contained herein untrue or inaccurate in any material respect or have the effect of preventing or disabling Investor from performing any of its obligations under this Agreement, or (iv) purchase the Non-Redemption Shares at a price higher than the price offered through the Company’s redemption process.

6. Expenses. Each party shall be responsible for its own fees and expenses related to this Agreement and the transactions contemplated hereby.

7. Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earliest to occur of (a) the termination of the Transaction Agreement in accordance with its terms, (b) such date and time as the Company shall liquidate its Trust Account (as defined below) after having failed to close a business combination, and (c) the mutual written consent of the parties hereto. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any person in respect hereof or the transactions contemplated hereby; provided that, notwithstanding the foregoing or anything to the contrary in this Agreement, the termination of this Agreement pursuant to clause (a) above shall not affect any liability on the part of any party for an intentional breach of this Agreement. Section 6 through and including Section 26 of this Agreement will survive the termination of this Agreement.

8. Trust Account Waiver. The Investor acknowledges that the Company has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (“IPO”) and certain proceeds of a private placement (including interest accrued from time to time thereon) for the benefit of its public shareholders and certain other parties (including the underwriters of the IPO). For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Investor hereby agrees (on its own behalf and on behalf of its related parties) that it does not now and shall not at any time hereafter during the term of this Agreement have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and it shall not make any claim against the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to this Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”); provided, that the Released Claims shall not include any rights or claims of the Investor or any of its related parties as a shareholder of the Company to the extent related to or arising from any Non-Redemption Shares. The Investor hereby irrevocably waives (on its own behalf and on behalf of its related parties) any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, this Agreement and will not seek recourse against the Trust Account with respect to the Released Claims. For the avoidance of doubt, this provision shall not restrict the Investor’s redemption rights (as defined in the Cayman Constitutional Documents) with respect to the Non-Investor Shares.

9. Public Disclosure. The Company shall file a Current Report on Form 8-K with the SEC (the “Current Report”) reporting the material terms of this Agreement within four (4) Business Days following the execution of this Agreement, or contemporaneously with any public announcement or press release regarding this or any Other Non-Redemption Agreement. The Company shall not, and shall cause its representatives to not, disclose any material non-public information to the Investor concerning the Company, the Ordinary Shares or the Business Combination, other than the existence of this Agreement, such that the Investor shall not be in possession of any such material non-public information from and after the filing of the Current Report. Notwithstanding anything in this Agreement to the contrary, the Investor agrees that the Company shall have the right to publicly disclose the nature of the Investor’s commitments, arrangements and understandings under and relating to this Agreement in any filing by the Company with the SEC.

10. Governing Law. This Agreement, the rights and duties of the parties hereto, and any disputes (whether in contract, tort or statute) arising out of, under or in connection with this Agreement will be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The parties irrevocably and unconditionally submit to the exclusive jurisdiction of the United States District Court for the District of Delaware or, if such court does not have jurisdiction, the Delaware state courts located in Wilmington, Delaware, in any action arising out of or relating to this Agreement. The parties irrevocably agree that all such claims shall be heard and determined in such a Delaware federal or state court, and that such jurisdiction of such courts with respect thereto will be exclusive. Each party hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding arising out of or relating to this Agreement that it is not subject to such jurisdiction, or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 24 hereof or in such other manner as may be permitted by law, will be valid and sufficient service thereof.

11. Waiver of Jury Trial. To the extent not prohibited by applicable law that cannot be waived, each of the parties hereto irrevocably waives any right it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with this Agreement or any course of conduct, course of dealing, verbal or written statement or action of any party hereto or thereto, in each case, whether now existing or hereafter arising, and whether in contract, tort, statute, equity or otherwise. Each party hereby further agrees and consents that any such litigation shall be decided by court trial without a jury and that the parties to this Agreement may file a copy of this Agreement with any court as written evidence of the consent of the parties to the waiver of their right to trial by jury.

12. Freely Tradable. The Company confirms that (i) the Non-Redemption Shares will be freely tradeable without restrictive legends following the Redemption Deadline; (ii) the Non-Redemption Shares will not require re-registration pursuant to a registration statement filed with the SEC on Form S-1 or Form S-3 or equivalent following the Business Combination; and that (iii) the Investor shall not be identified as a statutory underwriter in any registration statement filed with the SEC on Form S-1 or Form S-3 or equivalent.

13. Form W-9 or W-8. The Investor shall, upon or prior to the consummation of the Business Combination, execute and deliver to the Company a completed IRS Form W-9 or Form W-8, as applicable. In no event shall any consideration hereunder be subject to withholding or reduction in respect of any tax or other levy in respect of Investor (or any fund or entity managed thereby).

14. [Reserved].

15. Non-Reliance. The Investor has had the opportunity to consult its own advisors, including financial and tax advisors, regarding this Agreement or the arrangements contemplated hereunder, and the Investor hereby acknowledges that neither the Company nor any representative or affiliate of the Company has provided or will provide the Investor with any financial, tax or other advice relating to this Agreement, or the arrangements contemplated hereunder.

16. No Third Party Beneficiaries. This Agreement shall be for the sole benefit of the parties, Hadron Energy and their respective successors and permitted assigns. Except as expressly named in this Section 16, this Agreement is not intended, nor shall be construed, to give any person, other than the parties, Hadron Energy and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement.

17. Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of the non-assigning party hereto (not to be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, the Investor may transfer its rights, interests and obligations hereunder to one or more investment funds or accounts managed or advised by the Investor (or a related party or affiliate) and to the extent such transferee is not a party to this Agreement, such transferee shall agree to be bound by the terms hereof prior to any such transfer being effectuated.

18. Specific Performance. The parties agree that irreparable damage may occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. It is accordingly agreed that monetary damages may not be an adequate remedy for such breach and the non-breaching party shall be entitled to seek injunctive relief, in addition to any other remedy that such party may have in law or in equity, and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware or any other state or federal court within the State of Delaware.

19. Amendment. This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the execution and delivery of a written agreement executed by the parties hereto.

20. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

21. No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship between the Investor, on the one hand, and the Company, on the other hand, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties.

22. Blocker Provision. Notwithstanding anything to the contrary contained herein, the number of Ordinary Shares of the Company and its successor(s) that may be acquired by the Investor shall be limited to the extent necessary to ensure that, following such exercise (or other issuance), the total number of Ordinary Shares then beneficially owned by such Investor and its affiliates and any other persons whose beneficial ownership of Ordinary Shares would be aggregated with the Investor’s for purposes of Section 13(d) of the Exchange Act, does not exceed 9.99% of the total number of issued and outstanding Ordinary Shares (including for such purpose the Ordinary Shares issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This provision shall not restrict the number of Ordinary Shares which an Investor may receive or beneficially own in order to determine the number of securities or other consideration amount that such Investor may receive in the event of a merger or other business combination or reclassification involving the Company. This restriction may not be waived without prior written consent from Investor at least 61 days prior to such waiver.

23. Notices. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given (a) if personally delivered, on the date of delivery; (b) if delivered by express courier service of national standing for next day delivery (with charges prepaid), on the Business Day following the date of delivery to such courier service; (c) if delivered by electronic mail, on the date of transmission if on a Business Day before 5:00 p.m. local time of the business address of the recipient party (otherwise on the next succeeding Business Day), provided the sender receives no bounce-back or similar message indicating non-delivery; in each case to the appropriate addresses set forth below (or to such other addresses as a party may designate by notice to the other parties in accordance with this Section 23):

If to the Company prior to consummation of the Business Combination:

GigCapital7 Corp.

1731 Embarcadero Rd., Suite 200

Palo Alto, CA 94303

Attn: Dr. Avi Katz, Chief Executive Officer

Telephone No.: (650) 276-7040

Email: Avi@gigcapitalglobal.com

with a copy (which will not constitute notice) to:

DLA Piper LLP (US)

555 Mission Street, Suite 2400

San Francisco, CA 94105

Attn: Jeffrey C. Selman, John F. Maselli

Telephone No.: (415) 615-6035

Email: Jeffrey.Selman@us.dlapiper.com; John.Maselli@us.dlapiper.com

If to the Company after consummation of the Business Combination:

Hadron Energy, Inc.

3 Twin Dolphin Drive, STE 260

Redwood City, CA 94065

Attn: Samuel Gibson

Email: Sgibson@hadronenergy.com

If to the Investor:

[•]

[•]

Attention: [•]

Email: [•]

with a copy (which will not constitute notice) to:

[•]

[•]

[•]

Telephone: [•]

Attention: [•]

Email: [•]

24. Counterparts. This Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument, and shall include images of manually executed signatures transmitted by electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law.

25. Entire Agreement. This Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent that they relate in any way to the subject matter hereof.

26. Most Favored Nation. In the event the Company enters one or more other similar non-redemption agreements, including the Other Non-Redemption Agreements, with any Other Investors before, concurrent with, or after the execution of this Agreement in connection with the Meeting or any other meeting of the shareholders of the Company held prior to the Meeting, the Company represents and agrees that the terms of such other similar non-redemption agreements shall not be materially more favorable to such Other Investors thereunder than the terms of this Agreement are in respect of the Investor. In the event that any Other Investor is afforded any such more favorable terms pursuant to such similar non-redemption agreement than the Investor, the Company shall promptly inform the Investor of such more favorable terms in writing, and the Investor shall have the right to elect to have such more favorable terms included herein, in which case the parties hereto shall promptly amend this Agreement to effect the same.

[Signature page follows]

Exhibit 10.1

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

GigCapital7 Corp.

By:
Name:	Dr. Avi Katz
Title:	Chief Executive Officer

Investor [•]

By:
Name:
Title:	Authorized Signatory

EXHIBIT A

Investor	Investor Shares
[•]	[•]